EXHIBIT 32.2

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Rudy 45, a Nevada corporation (the "Company"), on Form 10-Q/A for the quarter ended October 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), Pearl Asencio, Principal Accounting Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Pearl Asencio
----------------------------
Pearl Asencio
Principal Accounting Officer

[A signed original of this written statement required by Section 906 has been provided to Microsoft Corporation and will be retained by Rudy 45 and furnished to the Securities and Exchange Commission or its staff upon request.]